POWER OF ATTORNEY

               Know all men by these presents:
               That I Alex N. Miller,of G&M Management Corp., 1776 Peachtree Rd., Suite 400N, Alberta, GA 30309, a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:

Annual Reports on Form 10-K for the NATIONAL CONSUMER
COOPERATIVE BANK.


     IN  WITNESS  WHEREOF,  I  have hereunto  set  my  hand
this day of                       ,                 .
Signature


State of                         )
                                   )         SS:
County of                        )

     On this           day of                  ,         ,
before
me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.




Notary Public


My Commission expires: